Exhibit 10.19

(English Translation)

SALES AGREEMENT for “HUAYE” PPGI

Party A: CHANGSHU HUAYE STEEL STRIP CO. LTD

Party B: ZHENGZHOU TIANFENG IRON & STEEL TRADE COMPANY LIMITED

Based on the principle of mutual benefits, good-faith cooperation and mutual development, both parties concluded the agreement under which Party B agreed to act as a direct sales agent for “HUAYE” PPGI of Party A as follows:

1.	Party B, as Party A’s authorized sales agent, warrants an annul PPGI sales volume of 3,000 metric tons and a minimum monthly sales volume of 200 metric tons.

2.
Party B shall submit the written order request to Party A no later than the 25th of each month, provided that the requests should be within the scope of Party A’s production capacity. Party A shall coordinate the production progress based on the supply of raw materials.

3.
Party A shall provide the price list of PPGI to Party B on a timely basis. Party B will obtain 100 RMB discount per metric ton in a one-time payment order. (T/T will be the payment method). Party A shall inform Party B timely in written if there is any price adjustment.

4.
Party A shall provide Party B with the sales commissions equal to 80RMB per metric tons provided that the sales volume of Party B exceeds 3,000 metric tons,100RMB per metric tons provided that the sales volume exceeds 5,000 metric tons. There are no sales commissions if the sales volume is less than 3,000 metric tons.

5.
Party A is obliged to assist Party B to develop local market, establish brand name for the benefit of Party B. Party B shall not disclose any business secret or any material information of Party A to a third party.

6.
Party A is responsible for maintaining product quality. Party A is obliged to assist Party B to resolve any consumer complaints if Party B is involved in a dispute with a consumer with respect to the product quality.

7.	This agreement will be valid for one year from June 12, 2006 to June 12, 2007. Uncovered issues shall be addressed through the negotiation of both parties.

8.	There are two original copies of this agreement and each party holds one copy. Agreement takes into effect once it is signed by both parties. The fax copy has the same legal effect.

Party A: CHANGSHU HUAYE STEEL STRIP CO. LTD
Address: Changshu Dongbang County Huaye road
Tel: 0512-52687661
Fax: 0512-52687530
Authorized Representative: (Corporate Seal)
Date: June 12, 2006

Party B: ZHENGZHOU TIANFENG IRON & STEEL TRADE COMPANY
Address:
Tel.:
Fax:
Authorized Representative: (Corporate Seal)
Date: June12, 2006